Exhibit 5.2

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

February 26, 2021

Pacific Gas and Electric Company

77 Beale Street

San Francisco, California 94105

Re:	Pacific Gas and Electric Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Pacific Gas and Electric Company, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time by the Company of certain securities described therein, including: (i) unsecured senior debt securities of the Company (the “Senior Debt Securities”) and (ii) first mortgage bonds of the Company (the “First Mortgage Bonds” and, together with the Senior Debt Securities, the “Debt Securities”), in each case, in amounts, at prices and on terms to be determined at the time of an offering.

Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued pursuant to the Indenture, dated as of August 6, 2018 (as supplemented and amended from time to time, the “Senior Note Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Trustee”). The Senior Note Indenture is incorporated by reference as an exhibit to the Registration Statement. Unless otherwise specified in the applicable prospectus supplement, the First Mortgage Bonds will be issued pursuant to the Indenture of Mortgage, dated as of June 19, 2020 (as supplemented and amended from time to time, the “Mortgage Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Mortgage Trustee”). The Mortgage Indenture is incorporated by reference as an exhibit to the Registration Statement.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits to be filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed: (i) the

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON LOS ANGELES

MIAMI NEW YORK NORFOLK RALEIGH/DURHAM RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC

www.HuntonAK.com

Pacific Gas and Electric Company

February 26, 2021

genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Senior Note Indenture is the valid and legally binding obligation of the Senior Note Trustee and that the Mortgage Indenture is the valid and legally binding obligation of the Mortgage Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each series of Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities, (ii) any supplemental indenture to be entered into in connection with the issuance and sale of such series of Senior Debt Securities has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein and (iii) such Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of First Mortgage Bonds will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of mortgagees’ or creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of First Mortgage Bonds, (ii) any supplemental indenture to be entered into in connection with the issuance and sale of such series of First Mortgage Bonds has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein and (iii) such First Mortgage Bonds shall have been duly executed, authenticated and issued as provided in the Mortgage Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities: (i) the Registration Statement and any supplements and amendments thereto shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) any Debt Securities being offered will be issued and sold upon the terms specified in an appropriate order of the California Public Utilities Commission; (iii) any Debt Securities being offered will be issued

Pacific Gas and Electric Company

February 26, 2021

and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) the terms of any Debt Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (vi) the Senior Note Indenture or the Mortgage Indenture will not have been modified or amended and (vii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation Law of the State of California and the federal law of the United States.

With respect to the opinions expressed herein relating to matters of New York law, we hereby consent to the reliance of Cravath, Swaine & Moore LLP in rendering its Exhibit 5 opinion, of even date herewith, in connection with the Registration Statement.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof. We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

13936/13935/09310/14929